Exhibit 10.3

Execution Version

LOCK-UP AGREEMENT

This Lockup Agreement (this “Agreement”) is dated as of December 3, 2024 (the “Effective Date”) and is between Gogo Inc., a Delaware corporation (the “Parent”), and Satcom Direct Holdings, Inc., a Delaware corporation (the “Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).

WHEREAS, this Agreement is being entered into pursuant to that Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), dated as of September 29, 2024, by and among Satcom Direct Holdings, Inc., a Delaware corporation, SDHC Holdings, Inc., a Delaware corporation, Satcom Direct Government Holdings, Inc., a Delaware corporation, ndtHost Holdings, Inc., a Delaware corporation, Satcom Direct, Inc., a Florida corporation, Satcom Direct Holding Company, LLC, a Florida limited liability company, Satcom Direct Government, Inc., a Florida corporation, ndtHost, LLC, a Florida limited liability company, Gogo Direct Holdings LLC, a Delaware limited liability company, solely for purposes of Section 8.8 and Section 8.9 thereof, James W. Jensen, in his individual capacity, and solely for purposes of Section 2.5 and Section 13.20 thereof, Parent.

WHEREAS, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions, in the case of Holder, on the transfer of the 5,000,000 restricted shares of common stock of Parent, par value $0.0001 per share, issued to Holder pursuant and in accordance with to the Purchase Agreement (the “Parent Common Stock”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

LOCKUP

Section 1.01 Lock-up Restrictions.

(a) Except as provided in Section 1.01(b), from the Closing Date until and including December 3, 2025 (the “Restricted Period”), Holder agrees that it shall not offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Parent Common Stock or securities convertible into or exchangeable or exercisable for any shares of Parent Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Parent Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (a “Transfer”), without, in each case, the prior written consent of the Parent, which consent may be withheld in the Parent’s sole discretion (such restrictions, the “Lock-Up Restrictions”); provided, that (i) on June 3, 2025, one-half (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) of the Parent Common Stock will be released from the Lock-Up Restrictions and may be Transferred by the Holder and its assigns and (ii) if, at any time following the Closing, the Nasdaq Official Closing Price (or other applicable closing price on the principal securities market on which the Parent Common Stock is then trading) of the Parent Common Stock exceeds $20.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions), all shares of Parent Common Stock will be released from the Lock-Up Restrictions, and all such shares of Parent Common Stock may be Transferred by the Holder and its assigns.

(b) Notwithstanding Section 1.01(a), the foregoing Lock-Up Restrictions will not apply to Transfers (i) as a bona fide gift or charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Holder of Parent Common Stock or any other person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin; (iii) by will or intestate succession upon the death of the Holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (v) if such Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder (including, but not limited to, any distribution to equityholders), or (B) to partners, limited liability company members, or stockholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (C) by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vi) in connection with the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance to a nationally or internationally recognized financial institution in connection with a loan; provided, that (A) the Holder shall provide the Parent prior written notice informing them of any public filing, report or announcement made by or on behalf of the Holder with respect thereto and (B) any grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance under this clause (vi) shall not (1) be in violation of the Insider Trading and Regulation FD Policy of the Parent or (2) permit an exercise on the Parent Common Stock serving as collateral in the event of default; or (vii) in connection with a completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Parent’s security holders having the right to exchange their shares of Parent Common Stock for cash, securities or other property; provided, however, that in the case of clauses (i) through (vi), such “Permitted Transferees,” to the extent not already party hereto, must enter into a written agreement agreeing to be bound by the restrictions in this Agreement. Furthermore, the Holder may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided, that (i) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the Restriction Period shall include a statement that the Holder is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restriction Period in contravention of this Agreement and (ii) no sale or transfer of Parent Common Stock is made pursuant to such plan during the Restriction Period.

Section 1.02 Legend Removal. Upon the expiration (or early release or waiver) of the Lock-Up Restrictions with respect to some or all of the Parent Common Stock, the Parent shall promptly, and in no event more than two business days, cause the removal of any restrictive legends reflecting the Lock-Up Restrictions on the applicable shares of Parent Common Stock, the form language of which is attached hereto as Annex A. Additionally, the restrictive legends indicating that the shares of Parent Common Stock were issued without registration under the Securities Act and may only be transferred pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act, the form language of which is attached hereto as Annex B (such legend, a “Securities Act Legend”), on any shares of Parent Common Stock covered by this Agreement shall be removed upon the earlier of (i) the sale of such shares pursuant to an effective registration statement covering the resale of such Parent Common Stock, (ii) six months after Closing; provided such Holder has held such Parent Common Stock for at least six months and is not, and has not been in the preceding three months, an Affiliate of the Parent (as defined in Rule 144 under the Securities Act), and such Holder or its assigns provides to the Parent any other information the Parent deems reasonably necessary to deliver to the transfer agent an instruction to so remove such Securities Act Legend; and further provided that the Holder hereby agrees to promptly return the shares of Parent Common Stock to the Parent’s transfer agent to be held in book-entry form, including a notation of restricted security status as deemed appropriate by the Parent, in the event it is notified by the Parent that Rule 144 is no longer available to the Holder as an exemption from the registration requirements of the Securities Act and there is not, in the Parent’s reasonable opinion, otherwise a registration statement or other exemption from such registration requirements available to the Holder for resale of the shares of Parent Common Stock, or (iii) such Parent Common Stock is sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act. The Parent shall cooperate with the applicable Holder of Parent Common Stock, including by causing its counsel to deliver customary opinions to the Parent’s transfer agent, to effect removal of the Securities Act Legend on such shares pursuant to this Section 1.02 promptly (and in no more than two business days) after delivery of notice from such Holder that the conditions to removal are satisfied. The Parent shall bear all direct costs and expenses associated with the removal of any pursuant to this Section 1.02.

ARTICLE II.

MISCELLANEOUS

Section 2.01 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 2.02 Governing Law; Waiver of Jury Trial.

(a) This Agreement’s negotiation, execution, performance or non-performance, interpretation, termination and construction and all claims, disputes, controversies, or causes of action or other Actions (whether in contract, tort or otherwise) that may be based upon, arise out of, or relate to this Agreement or the negotiation and performance of this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application or borrowing of the Laws of any jurisdiction other than the State of Delaware.

(b) All Actions arising out of or relating to this Agreement or the transactions shall be heard and determined exclusively in any state or federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in New Castle County, Delaware for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party hereto and (ii) irrevocably and unconditionally waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions hereby may not be enforced in or by any of the above-named courts. Each party hereto also agrees that any final and non-appealable judgment against it in connection with any Action may be enforced in any court of competent jurisdiction, either within or outside of the United States.

(c) To the extent not prohibited by applicable Law which cannot be waived, each of the parties hereto irrevocably and unconditionally waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, action, claim, cause of action, suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, the subject matter hereof or in any way connected with or related or incidental to the transactions contemplated hereby, in each case, whether now existing or hereafter arising. Each party hereto acknowledges that it has been informed by the other party hereto that this Section 2.02(c) constitutes a material inducement upon which the parties hereto are relying and will rely in entering into this Agreement and any other agreements relating hereto or contemplated hereby. Any party hereto may file an original counterpart or a copy of this Section 2.02(c) with any court as written evidence of the consent of each such party hereto to the waiver of its right to trial by jury.

Section 2.03 Binding Effects; Benefits of Agreement. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or transfer this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party hereto; provided, however, that no such permitted assignment of any such party’s rights or duties shall relieve or release such assigning party from the performance of such party’s rights or obligations hereunder. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective ab initio.

Section 2.04 Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and will be deemed given (a) on the date sent when transmitted by email with electronic confirmation of receipt by a non-automated reply email from a recipient, (b) on the date delivered when delivered in person or by overnight delivery service or other courier of national reputation (with proof of delivery), or (c) on the date receipt is acknowledged if delivered by first class registered or certified mail, postage prepaid, in each case, if addressed as follows:

(a)	If to the Parent, to:

Gogo Inc.

105 Edgeview Dr., Suite 300

Bloomfield, CO 80023

Attention: Crystal L. Gordon

Email: cgordon@gogoair.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Douglas E. Bacon, P.C.; Ben Hardison

Email: douglas.bacon@kirkland.com; ben.hardison@kirkland.com

(b)	If to the Holder to the address or email address of Holder as they appear on Holder’s signature page attached hereto or such other address or email address as may be designated in writing by Holder.

Section 2.05 Specific Performance. Each of the parties hereto acknowledges that its obligations hereunder are unique and that remedies at law, including monetary damages, will be inadequate in the event it should default in the performance of its obligations hereunder. Accordingly, in the event of any breach of any agreement, representation, warranty or covenant set forth in this Agreement, the non-breaching party hereto shall be entitled to an injunction or other equitable relief, without posting of bond or other security, including in the form of an injunction or orders for specific performance to prevent breaches of this Agreement and to cause the defaulting party hereto to affirmatively carry out its obligations under this Agreement, and each of the parties hereto hereby waives any defense to the effect that a remedy at law would be an adequate remedy for such breach. Such equitable relief shall be in addition to any other remedy to which each of the parties hereto are entitled to at law or in equity as a remedy for such nonperformance, breach or threatened breach. The foregoing shall not be deemed to be or construed as a waiver or election of remedies by either of the parties hereto.

Section 2.06 Binding Effects; Benefits of Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Parent and the Holder. No course of dealing between the Parent and the Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 2.07 Entire Agreement. This Agreement, together with the Purchase Agreement (in each case, including the exhibits and schedules to such documents, and any agreement, document or instrument referenced herein or therein), collectively contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect to the subject matter of this Agreement. The parties hereto agree that prior drafts of this Agreement and such other agreements, documents or instruments contemplated hereby will be deemed not to provide any evidence as to the meaning of any provision hereof or thereof or the intent of the parties hereto with respect hereto or thereto. This Agreement shall control in the event of a conflict between the provisions of this Agreement and the Purchase Agreement with respect to the subject matter hereof.

Section 2.08 Counterparts. This Agreement and all other documents related hereto may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The execution of this Agreement and any agreement or instrument entered into in connection with this Agreement, and any amendment hereto or thereto, by either party hereto may be evidenced by way of an electronic transmission of such party’s signature, and such electronically transmitted signature shall be deemed to constitute the original signature of such party.

Section 2.09 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing specifically designated as an amendment, modification or supplement hereto, duly executed by the parties hereto.

*** SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

SATCOM DIRECT HOLDINGS, INC.

By:	/s/ Drew Haggard
Name: Drew Haggard

Address for Notice: 2450 W. NASA Blvd.
Melbourne, FL32904
Attn: James W. Jensen

By signing below, the Parent agrees to enforce the restrictions on transfer set forth in this Agreement.

GOGO INC.

By:	/s/ Crystal L. Gordon
Name:	Crystal L. Gordon
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

ANNEX A

LOCK-UP LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES ON OR ABOUT DECEMBER 3, 2024. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.

ANNEX B

SECURITIES ACT LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.